UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  August 1, 2003



                                  0-15898
                          (Commission File Number)


                       CASUAL MALE RETAIL GROUP, INC.
           (Exact name of registrant as specified in its charter)

           Delaware                                 04-2623104
     (State of Incorporation)         (IRS Employer Identification Number)


                  555 Turnpike Street, Canton, Massachusetts 02021
             (Address of registrant's principal executive office)


                             (781) 828-9300
                    (Registrant's telephone number)
                     ______________________________
















ITEM 9. Regulation FD Disclosure

The information contained in this Current Report is being furnished under
Item 9 ("Regulation FD Disclosure") and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Board of Directors of Casual Male Retail Group, Inc. (the "Company") has established a Nominating Committee. The committee consists of Alan S. Bernikow and Jesse Choper, each of whom is an independent non-employee director. Mr. Choper serves as Chairman of the committee. The Board has also voted to amend the Company's 1992 Stock Incentive Plan to eliminate the Board's authority, without stockholder approval, to reduce the exercise price of, or substitute, any stock options issued pursuant to the 1992 Stock Incentive Plan.








































                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   CASUAL MALE RETAIL GROUP, INC.
                                   By: /s/ Dennis R. Hernreich
                                   Name:   Dennis R. Hernreich
                                   Title:	Executive Vice President and Chief
                                          Financial Officer

Date:  August 5, 2003